UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

Advent Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5637 La Ribera St.

Suite A

Livermore, CA 94550

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 455-9400

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $345.00	ADNWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Advent Technologies Holdings, Inc. (the “Company”) held its annual meeting of stockholders on October 22, 2025. For more information about the proposals set forth below, please see the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on September 30, 2025. As of September 19, 2025, the record date of the annual meeting, there were 3,291,634 shares of common stock were issued and outstanding and 1,307,771 shares of common stock were present in person or by proxy at the annual meeting. The final voting results on each of the matters submitted to a vote of stockholders were as follows:

Proposal No. 1: To elect Marc Seelenfreund as a Class II director of the Board of Directors. The nominee listed below has been elected to serve on the Board of Directors of the Company as a Class II director with a term expiring at the 2028 annual meeting of the Company’s stockholders or until his successor is duly elected and qualified in accordance with our second amended and restated certificate of incorporation and amended and restated bylaws, or his earlier death, resignation or removal. The voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Marc Seelenfreund	878,371	223,878	200,368

To elect Seth Lukash as a Class II director of the Board of Directors. The nominee listed below has been elected to serve on the Board of Directors of the Company as a Class II director with a term expiring at the 2028 annual meeting of the Company’s stockholders or until his successor is duly elected and qualified in accordance with our second amended and restated certificate of incorporation and amended and restated bylaws, or his earlier death, resignation or removal. The voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Seth Lukash	898,871	203,378	200,368

To elect Joseph Celia as a Class II director of the Board of Directors. The nominee listed below has been elected to serve on the Board of Directors of the Company as a Class II director with a term expiring at the 2028 annual meeting of the Company’s stockholders or until his successor is duly elected and qualified in accordance with our second amended and restated certificate of incorporation and amended and restated bylaws, or his earlier death, resignation or removal. The voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph Celia	900,171	202,078	200,368

Proposal No. 2: To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Approval of the proposal required the affirmative vote of a majority of all votes cast at the meeting. Abstentions had no effect on the result of the vote. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,161,826	50,901	89,890	N/A

Proposal No. 3: To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance and sale of 20% or more of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) pursuant to the purchase agreement with Hudson Global Ventures, LLC (“Hudson Global”) pursuant to which Hudson Global has agreed to purchase from the Company, from time to time, up to $52,000,000 of Common Stock. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
760,448	222,379	119,422	200,368

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Proposal No. 4: To approve an amendment to the Amended and Restated Advent Technologies Holdings, Inc. 2021 Incentive Plan (the “Incentive Plan”) to increase the number of shares of Common Stock issuable under the Incentive Plan from 530,976 to 1,011,627 and to incorporate provisions for annual increases under the Incentive Plan on the first day of each calendar year beginning on January 1, 2027 and ending on January 1, 2046, equal to the lesser of (A) 3% of the total shares of our Common Stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Board. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
682,272	285,309	134,668	200,368

Proposal No. 5: To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
829,029	139,741	133,479	200,368

Proposal No. 6: To recommend, by a non-binding advisory vote, the frequency of future advisory votes to approve the Company’s named executive officer compensation. The voting results were as follows:

Every Year	Every Other Year	Every Three Years	Abstentions	Broker Non-Votes
373,872	23,306	559,297	145,774	N/A

Proposal No. 7: To approve the consideration of and action with respect to such other business and matters as may properly come before this meeting or any adjournments hereof. Approval of the proposal required the affirmative vote of a majority of all votes cast at the meeting. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
762,073	174,472	165,704	200,368

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2025

Advent Technologies Holdings, Inc.

By:	/s/ Gary Herman
Name:	Gary Herman
Title:	Chief Executive Officer

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